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                                                                     Exhibit 11


                             Paine Webber Group Inc.
                    Computation of Earnings Per Common Share
          (In thousands of dollars except share and per share amounts)

                                                                                                     Three Months Ended March 31,
                                                                                                      1996                 1995
                                                                                                  ------------         ------------
Primary:

Weighted average common shares outstanding                                                          89,810,621           93,150,593

Incremental stock options and awards                                                                 8,197,137            6,045,570
                                                                                                  ------------         ------------

Weighted average common and common equivalent shares                                                98,007,758           99,196,163

Net income                                                                                        $    100,501         $     34,310

Interest savings on convertible debentures and short-term borrowings                                     1,326                  276

Preferred dividend requirements                                                                         (7,323)              (7,313)
                                                                                                  ------------         ------------

Net income applicable to common shares                                                            $     94,504         $     27,273
                                                                                                  ============         ============

Primary earnings per common share                                                                 $       0.96         $       0.27
                                                                                                  ============         ============

Fully Diluted:

Weighted average common shares outstanding                                                          89,810,621           93,150,593

Incremental stock options and awards                                                                 8,197,137            6,188,516

Weighted average common shares issuable assuming conversion
  of 8% Convertible Debentures and 6% Cumulative Convertible
  Redeemable Preferred Stock                                                                         6,457,448            8,366,943
                                                                                                  ------------         ------------

Weighted average common and common equivalent shares                                               104,465,206          107,706,052
                                                                                                  ============         ============

Net income                                                                                        $    100,501         $     34,310

Interest savings on convertible debentures and short-term borrowings                                     1,144                  506

Preferred dividend requirements                                                                         (5,823)              (5,813)
                                                                                                  ------------         ------------

Net income applicable to common shares                                                            $     95,822         $     29,003
                                                                                                  ============         ============

Fully diluted earnings per common share                                                           $       0.92         $       0.27
                                                                                                  ============         ============
